UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 16, 2017 (November 16, 2017)
________________________________
NORFOLK SOUTHERN CORPORATION
(Exact name of registrant as specified in its charter)
______________________________________

Virginia	1-8339	52-1188014
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Three Commercial Place		757-629-2680
Norfolk, Virginia 23510-9241		(Registrant's telephone number, including area code)
(Address of principal executive offices)

No Change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
        (17 CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
        (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company.  [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [  ]

Item 1.01.    Entry into a Material Definitive Agreement.

See description under Item 2.03.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 16, 2017, Norfolk Southern Corporation (the “Registrant”) issued $749,997,000 aggregate principal amount of 3.942% Notes due 2047 (the “New Notes”) in exchange for specified series of the Registrant’s outstanding debt securities, in connection with the expiration of the early exchange date for its previously announced exchange offers.

The New Notes were issued pursuant to an Indenture, dated as of November 16, 2017 (the “Indenture”), between the Registrant and U.S. Bank National Association, as trustee (the “Trustee”). The New Notes will pay interest semiannually at a rate of 3.942% per annum and will be redeemable in whole at any time or in part from time to time at the Registrant's option. The maturity date of the New Notes is November 1, 2047. If the New Notes are redeemed prior to May 1, 2047, the redemption price for the New Notes to be redeemed will equal the greater of (1) 100% of their principal amount or (2) the sum of the present value of the remaining scheduled payments of principal and interest on the New Notes to be redeemed, to and including May 1, 2047 (exclusive of interest accrued to, but not including, the date of redemption), discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a specified rate, plus accrued and unpaid interest on the principal amount being redeemed to, but not including, the redemption date. If the New Notes are redeemed on or after May 1, 2047, the redemption price for the New Notes to be redeemed will equal 100% of the principal amount of such New Notes, plus accrued and unpaid interest to, but not including, the redemption date. The Indenture is filed herewith as Exhibit 4.1, and the description of the Indenture contained herein is qualified by reference thereto.

On November 16, 2017, in connection with the issuance of the New Notes, the Registrant entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the dealer manager for the exchange offers (the “Dealer Manager”). Under the Registration Rights Agreement, the Registrant has agreed to file with the Securities and Exchange Commission within 180 days after the final settlement date of the exchange offers, and use commercially reasonable efforts to have declared effective within 270 days from such final settlement date, an exchange offer registration statement pursuant to which the Registrant will issue, in exchange for tendered New Notes, registered securities containing terms identical to the New Notes in all material respects. The Registration Rights Agreement is filed herewith as Exhibit 4.2, and the description of the Registration Rights Agreement contained herein is qualified by reference thereto.

The Trustee and its affiliates, as well as the Dealer Manager and its respective affiliates, have, from time to time, performed, and may in the future perform, various financial advisory, commercial banking and investment banking services for the Registrant, for which they received or will receive customary fees and expenses and none of which are material individually or in the aggregate with respect to any individual party.

The New Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act. This report does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale of any securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed as part of this Current Report on Form 8-K:

Exhibit Number	Description
4.1	Indenture, dated as of November 16, 2017
4.2	Registration Rights Agreement, dated as of November 16, 2017

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SIGNATURES
NORFOLK SOUTHERN CORPORATION
(Registrant)

/s/ Denise W. Hutson
Name:  Denise W. Hutson
Title:    Corporate Secretary

Date:  November 16, 2017